UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
POLYMEDICA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

701 Edgewater Drive, Suite 360, Wakefield, Massachusetts	01880

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 486-8111
11 State Street, Woburn, Massachusetts 01801
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Item 9.01.	Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1	Credit Agreement Supplement and Amendment No. 3 entered into by and between the Company and Bank of America, N.A. and several lenders, effective as of March 31, 2006.
EX-10.1 Credit Agreement Supplement dated, 3/31/06

Item 1.01. Entry into a Material Definitive Agreement
PolyMedica Corporation, a Massachusetts corporation (the “Company”), entered into a Credit Agreement Supplement and Amendment No. 3, effective as of March 31, 2006 (the “Amendment No. 3”), with respect to the Credit Agreement, dated as of April 12, 2005, by and between the Company, as Borrower, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (as amended and supplemented pursuant to the Credit Agreement Supplement and Amendment, dated as of May 24, 2005, and the Amendment and Limited Waiver No. 2, dated as of November 18, 2005, the “Credit Agreement”). Under Amendment No. 3, the Credit Agreement allows the Company to request an increase in the aggregate commitments of up to $55 million with the option to request a further increase of $50 million. In the event the Lenders do not agree to increase their commitments, the Company may add additional lenders to the Credit Agreement who meet certain criteria. Currently, the Lenders have agreed to increase the aggregate commitments by $22.5 million to a total of $217.5 million. The Company is considering adding additional lenders. Amendment No. 3 also revised certain financial covenants to reflect the potential for higher aggregate commitments and provided a consent to the disposition of certain assets of the Company’s respiratory drugs segment.
A copy of Amendment No. 3 is attached as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Credit Agreement Supplement and Amendment No. 3 entered into by and between the Company and Bank of America, N.A. and several lenders, effective as of March 31, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION

Date: April 6, 2006	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement Supplement and Amendment No. 3 entered into by and between the Company and Bank of America, N.A. and several lenders, effective as of March 31, 2006.